SCHEDULE 13D

EXHIBIT 3

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Date: October 19, 2018

AISLING CAPITAL IV, LP

By: Aisling Capital Partners IV, LP, As its General Partner

By: Aisling Capital Partners IV LLC, As its General Partner

By:	/s/ Andrew Schiff
Name: Andrew Schiff Title: Managing Member

AISLING CAPITAL PARTNERS IV, LP

By: Aisling Capital Partners IV LLC, As its General Partner

By:	/s/ Andrew Schiff
Name: Andrew Schiff Title: Managing Member

AISLING CAPITAL PARTNERS IV LLC

By:	/s/ Andrew Schiff
Name: Andrew Schiff Title: Managing Member

STEVE ELMS

By:	/s/ Steve Elms

ANDREW SCHIFF

By:	/s/ Andrew Schiff